Consent of Independent Accountants


We consent to the incorporation by reference in the Rgistration Statements on Forms S-8 No. 33-14144, No. 33-47068, No. 33-67280, No. 333-11405, No. 33-80894,
and No. 333-43937 of our report dated February 5, 1999, with respect to the financial statements of Datakey, Inc., which appear in Item 7 of the annual report on Form 10-KSB for the year ended December 31, 1998.


                                                /s/ McGladrey & Pullen, LLP
                                                McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 29, 1999